UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2006
Date of Report (Date of earliest event reported)

WORLDBID CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 201
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 201-0400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective July 10, 2006, Dr. William Charles Tao was appointed as a member of the Board of Directors of Worldbid Corporation (the “Company”). Dr. Tao is presently a consultant and financial advisor of SINO Capital Foundation and SWIFT Capital Holdings AG, Europe and Asia based investment groups focusing on technology companies involved in precious metals recovery. Dr. Tao has an extensive background in the energy and technology field.

He has previously served as the Director of International Program Development at Lawrence Livermore National Laboratory and as the Chief Technology Officer at Clean Fuels Technology, Inc. and has consulted with the Department of Energy, the Department of Defense, and the Environmental Protection Agency and served as the Chief Technologist for the Global Environment and Technology Foundation, which facilitates technology transactions between the government and commercial sectors. Dr. Tao holds two Bachelor of Science degrees in Chemical Engineering and Nuclear Engineering from the University of California at Berkeley, an M.S. degree in Chemical Engineering and Ph.D. degrees in Chemical Physics and Chemical Engineering from Stanford University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDBID CORPORATION

Date: July 17, 2006
	By:	/s/ Logan B. Anderson

LOGAN B. ANDERSON
President, Chief Executive Officer,
and Director